8/99

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 28th day of June in the year 2002, between 59 Maiden Lane Associates, LLC,

party of the first part, hereinafter referred to as OWNER, and AmTrust Financial Services, Inc.,

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the sixth (6th) floor consisting of approximately 5,654 rentable square feet in the building known as 59 Maiden Lane, in the Borough of New York, City of New York, for the term of Six (6) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 28th day of June in the year 2002, and to end on the 31st day of July in the year 2008, and both dates inclusive, at an annual rental rate of $186,582.00 for the period beginning August 1,2002, and ending July 31, 2005, and then $197,890.00 for the period running from August 1, 2005, through July 31, 2008,

which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first one (1) monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for General and executive offices and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant

shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, Fan eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Rider to be added if necessary.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing he same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any vent, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/ or expiration, (b) Owner may re-let the demised premises or any parts thereof, either in the name of Owner or otherwise, for a term or terms, which mat at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the by physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, never-

theless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims

Inability to Perform: 27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with the International Union of Operating Engineers Local 94,94A, 94B, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited with Owner the sum of $ zero dollars as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner

Rider to be added if necessary.

solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner: ....

.... 59 Maiden Lane Associates, LLC

Nathan Aber, Manager

Witness for Tenant: ....

.... AmTrust Financial Services, Inc.

Barry Zyskind

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF New York

On the 29th day of August in the year 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared BARRY ZYSKIND, personally known to me or proved to me on the basis of satisfactory evidence to be the individual~~(s)~~ whose name~~(s)~~ is ~~(are)~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ capacity~~(ies)~~, and that by his/~~her/their~~ signature~~(s)~~ on the instrument, the individual~~(s)~~, or the person upon behalf of which the individual~~(s)~~ acted, executed the instrument.

NOTARY PUBLIC

J LAWRENCE KOLODNY
Notary Public, State of New York
No. 01KO6059214
Qualified in Kings County
Commission Expires May 29, 2003

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the demised premises as a "statutory tenant." As a further inducement to Owner to make this lease, and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of, the terms of this lease or of this guarantee, that Owner and the undersigned shall and do hereby waive trial by jury.

Dated .... in the year ....

Guarantor ....

Witness ....

Guarantor's Residence ....

Business Address ....

Firm Name ....

STATE OF NEW YORK) ss.:

COUNTY OF)

On the day of in the year before me, the undersigned, a Notary Pubic in and for said State, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

....
Notary Public

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address

Premises

TO

STANDARD FORM OF

Office Lease

The Real Estate Board of New York, Inc.

Dated in the year

Rent Per Year

Rent Per Month

Term
From
To

Drawn by ....

Checked by ....

Entered by ....

Approved by ....


COMMON AREA
TENANT A
TENANT B
FLOOR 6

59 MAIDEN LANE

DENNIS NOSKIN ARCHITECTS

BLOCK OUT PLAN

BLK-1

RIDER TO LEASE, DATED JUNE 28, 2002, BETWEEN 59 MAIDEN LANE ASSOCIATES, LLC, AND AMTRUST FINANCIAL SERVICES, INC., WITH RESPECT TO A PORTION OF THE SIXTH FLOOR AT 59 MAIDEN LANE, NEW YORK, NEW YORK

The provisions of this Rider shall supersede any inconsistent provisions contained in the printed portion of this Lease.

37. Limitation on Liability

Tenant shall look only to Landlord's estate and interest in the Building for the satisfaction of Tenant's remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or liability by Landlord hereunder, and no other property or assets of Landlord and no property of any officer, employee, director, shareholder, partner or principal of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. In no event shall Landlord be liable to Tenant for consequential damages.

38. Insurance

Supplementing paragraphs 3 and 8 hereof, Tenant shall carry minimum insurance coverage of $1,000,000.00 combined single limit for all general liability, personal injury and property damage. Such insurance policies shall name Landlord (and any other parties having an insurable interest in the Demised Premises as are designated by Landlord) and Tenant as insureds. Tenant shall also carry customary all risk insurance coverage for the full replacement value of Tenant's contents and improvements located in or about the Demised Premises. Certificates evidencing such insurance and other insurance coverage referred to in this Lease shall be delivered to Landlord prior to the commencement of any work or taking of possession of the Demised Premises, and shall be maintained with Landlord throughout the term of this Lease. All casualty insurance carried by Tenant shall specifically waive any right of subrogation against Landlord and its agents. All insurance carried by Tenant shall be issued by an insurance company licensed in the State of New York having at least an "A" VI rating from Best Reports. Tenant agrees to indemnify, defend and hold Landlord harmless from and against all claims, loss, liability, costs and expenses (including reasonable attorneys' fees) arising from any accident, injury or damage of whatever nature caused to any person or to the property of any person occurring in, on or about the Demised Premises during the term of this Lease. Tenant likewise shall indemnify, defend and hold Landlord harmless from and against all claims, loss, liability, costs, expenses (including reasonable attorneys' fees) for injury or damages arising from any accident, injury or damage of whatever nature, occurring outside the Demised Premises but within the Building, but only where such damage or injury results or is claimed to have resulted from any action or omission on the part of

Tenant or Tenant's contractors, licensees, agents, invitees, visitors, servants or employees.

39. Brokers

Tenant warrants and represents that no broker was instrumental in bringing about or procuring this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against the claims of any brokers or agents for compensation by reason of Tenant's acts.

40. Condition of Premises

Without limiting the generality of paragraph 21, Tenant has made or been given the opportunity to make a thorough examination and inspection of the Demised Premises. Tenant agrees that it enters into this Lease without any representations or warranties by Landlord, its employees, agents, representatives or servants or any other person as to the condition of the Demised Premises or the appurtenances thereof, or any improvements therein or thereon, or any other matters pertinent thereto or to this Lease. Tenant agrees to accept the Demised Premises "as is" in their condition at the time possession is given to Tenant, without requiring any alterations, improvements, repairs or decorations to be made by Landlord or at Landlord's expense.

41. Assignment and Subletting

(1) Supplementing paragraph 11 hereof, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a fully executed counterpart of the proposed assignment or sublease (and all ancillary documents executed in connection with or with respect to or modifying such proposed assignment or sublease), the effective or commencement date of which shall be at least sixty (60) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, and (iv) such other information as Landlord may reasonably request. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) have this Lease assigned to it or its designee or terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises or a sublease of a portion of the Demised Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Demised Premises), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease or part of the Demised Premises). Said option may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after such notice has been given by Tenant to Landlord and Landlord shall have received all other information

required to be furnished to Landlord by Tenant pursuant to the provisions of this paragraph 41 and during such 60-day period Tenant shall not assign this Lease or sublet such space to any person. Any termination of this Lease with respect to all or any portion of the Demised Premises pursuant to this paragraph 41 shall require the consent of the holders of any mortgages on the land and the Building

(2) (a) If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Demised Premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Base Annual Rent and additional rent shall be paid and apportioned to such date.

(b) If Landlord exercises its option to have this Lease assigned to it (or its designee) in the case where Tenant desires either to assign this Lease or to sublet all or substantially all of the Demised Premises, then Tenant shall assign this Lease to Landlord (or Landlord's designee) by an assignment in form and substance reasonably satisfactory to Landlord. Such assignment shall be effective on the date the proposed assignment was to be effective or the date the proposed sublease was to commence, as the case may be. Tenant shall not be entitled to consideration or payment from Landlord (or Landlord's designee) in connection with any such assignment. If the proposed assignee or sublessee was to receive any consideration or concessions from Tenant in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord's designee) on the date Tenant assigns this Lease to Landlord (or Landlord's designee).

(3) If Landlord exercises its option to terminate this Lease with respect to the space covered by Tenant's proposed sublease in any case where Tenant desires to sublet part of the Demised Premises, then (i) this Lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (ii) from and after such date the Base Annual Rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (iii) Tenant shall pay to Landlord, upon demand, as additional rent hereunder the costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

(4) If Landlord exercises its option to sublet the Demised Premises or the portion(s) of the Demised Premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be the lower of (i) the rental rate per rentable square foot of Base Annual Rent and recurring additional rent then payable pursuant to this Lease, or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and;

(a) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this section;

(b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this section;

(c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

(d) Such sublease shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

(e) Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be required to deemed necessary by Landlord to physically .separate the subleased space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation and (v) that at the expiration of the term of such sublease. Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

(5) In the event Landlord does not exercise its options pursuant to subparagraph 41(l) hereof to so sublet the Demised Premises or terminate (in whole or in part) or have assigned to it or its designee this Lease and providing that Tenant is not in default of any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

(a) Tenant shall have complied with the provisions of subparagraph 41(1) hereof and Landlord shall not have exercised any of its options under said Section 41(1) within the time permitted therefore;

(b) In Landlord's judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, and (ii) will not violate any negative covenant as to use contained in any other Lease of space in the Building;

(c) The proposed assignee or subtenant is a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof

(d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building or any other building in the County of New York owned or operated under a ground or underlying Lease by Landlord or any person which, directly or indirectly, controls, is controlled by, or is under common control with Landlord or any person who controls Landlord or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

(e) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this paragraph 41;

(f) The proposed assignee or sublessee is not a person with whom Landlord or Landlord's agent dealt with respect to space in the Building during the six (6) months immediately preceding Tenant's request for consent;

(g) There shall not be more than one (1) subtenant of the Demised Premises;

(h) The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the Demised Premises as though the Demised Premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 41(1) hereof;

(i) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent; and

(j) Tenant shall not have (x) advertised or publicized in any way me availability of the Demised Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, or (y) listed the Demised Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the greater of (1) the Base Annual Rent and additional rent then payable; hereunder for such space, or (2) the Base Annual Rent and additional rent at which Landlord is then offering to Lease other space in the Building.

(6) Intentionally Omitted.

(7) With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

(a) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the expiration date of this Lease.

(b) No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease (and all ancillary documents executed in connection with, with respect to or modifying such sublease) has been delivered to Landlord.

(c) Each sublease shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent, (iv) bound by any covenant of Tenant to undertake or complete any construction of the Demised Premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Landlord to the credit of Tenant or (viii) required to remove any person occupying the Demised Premises or any part thereof.

(d) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part without Landlord's consent.

(8) (a) If Landlord shall give its consent to any assignment of this Lease or to any sublease. Tenant shall in consideration therefor, pay to Landlord, as additional rent an amount equal to the Assignment Profit (hereinafter defined) or Sublease Profit (hereinafter defined), as the case may be.

(b) For purposes of this Section 41 (8), the term "Assignment Profit" shall mean an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated portion (determined on a straight-line basis over the term of this Lease) of the amount, if any, by which the original cost thereof exceeded any amounts paid for or contributed by Landlord which were applied or could have been applied by Tenant against such original cost pursuant to the terms of this Lease).

(c) For purposes of this Section 41 (8), the term "Sublease Profit" shall mean in any year of the term of this Lease (x) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Base Annual Rent and recurring additional rent accruing during such year of the term of this Lease in respect to the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and (y) all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated portion (determined on a straight-line basis over the term of this Lease) of the amount, if any, by which the original cost thereof exceeded any amounts paid for or contributed by Landlord which were applied or could have been applied by Tenant against such original cost pursuant to the terms of this Lease), which net unamortized amount shall be deducted from the sums paid in connection with such sale in equal monthly installments over the balance of the term of the sublease (each such monthly deduction to be in an amount equal to the quotient of the net unamortized amount, divided by the number of months remaining in the term of this Lease).

(d) The sums payable under this Section 41 (8) shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

(9) Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this paragraph 41, each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of Base Annual Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant

further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided in subparagraph 41 (4) hereof) shall or will be made except upon compliance with and subject to the provisions of this article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under subparagraph 41(1) hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, but not limited to, reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

42. Intentionally Omitted

43. Restrictions upon Use

It is expressly understood that no portion of the Demised Premises h shall be used for (a) manufacturing; (b) printing or the business of photographic reproductions; (c) warehousing; (d) school, college, classroom or any other educational use; (e) employment or personnel agency or placement services; (f) counseling services or community service or activity center; (g) governmental or quasi-governmental bureau, department or agency; (h) health, medical or dental offices or services; (i) dance or music studio; (j) travel agency or beauty parlor; (k) retail, wholesale or discount shop for sale of merchandise; (l) the conduct of a bank, trust company, savings bank, savings and loan association, safe deposit company, personal loan company or loan company, or any branches of any of the foregoing; (m) the issuance and sale of traveler's checks, foreign drafts, letters of credit, foreign exchange or foreign or domestic money orders or for the receipt of money for transmission; (n) the retail operation of a stock brokerage office or for retail, off-the-street stock brokerage purposes; (o) a restaurant and/or bar and/or the sale of confectionary and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods; (p) conduct of an auction; (q) gambling activities; (r) the conduct of obscene, pornographic or similar disreputable activities; or (s) business offering to third parties office space or administrative support services, such as stenography, typing, word-processing, photocopying, telecopying, telephone-answering or mail-forwarding services.

44. Hazardous Materials/Environmental Compliance

Tenant shall not allow any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including reasonable attorneys fees) which arise during or after the term of this Lese as a result of Tenant's breach of its obligations hereunder. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of conditions or any clean-up remedial work, removal or restoration work in the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Materials within the Demised Premises caused or permitted

by Tenant results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Demised Premises. As used in this paragraph, the term "Hazardous Materials" means: (i) polychlorinated biphenyls (PCBs) and (ii) hazardous or toxic materials, wastes and substances which are defined, determined or identified as such pursuant to any applicable governmental regulations. Tenant shall also comply with all rules and regulations imposed by Landlord within the Building with respect to] recycling waste, if required by applicable governmental regulations.

45. Signs

Subject to prior written approval of Landlord; Tenant shall be permitted to install a sign indicating Tenant's name on the exterior of the main entrance door to the Demised Premises. The sign shall conform to Landlord's guidelines for the Building.

46. Late Charges

If any amount required to be paid by Tenant to Landlord is not paid within ten (10) days after the date such payment is due, then, in addition to paying the amount due. Tenant shall pay as additional rent a later charge ("Late Charge") equal to five (5) percent of the amount required to be paid, which late charge shall be paid when billed. If any amount due from Tenant to Landlord remains unpaid for thirty (30) days after the date such payment is due, then in addition to such Late Charge, Landlord shall he entitled to bill and collect as additional rent interest on such sums from the due date until paid, at the rate which is the lesser of (a) the greater of (i) four (4) percent above the prime rate of the Chase Manhattan Bank, N.A. (or any successor thereto or, if the Chase Manhattan Bank, N.A. or its successor shall not then be announcing a prime rate, (the prime rate of the largest bank by capital and assets then announcing a prime rate in the City of New York) at that time or (ii) eighteen (18) percent per annum or (b) the maximum rate then permitted under applicable law. This paragraph shall not be deemed to permit Tenant to delay payment, or to postpone or waive any rights of Landlord to collect any rent or additional rent, with interest and expenses, by legal action or otherwise. If any legal action or proceeding is commenced by Landlord to collect unpaid rent or additional rent, Landlord shall be entitled to recover five (5) percent of the amount of any such unpaid rent or additional rent as reimbursement for Landlord's administrative expenses in connection with Tenant's nonpayment.

47. Hold Over

Tenant acknowledges the extreme importance to Landlord of obtaining possession of the Demised Premises at the stated expiration date or sooner termination of this Lease, and in the condition required by this Lease, so that Landlord can prepare and rerent such premises for a term commencing promptly after the expiration or termination of this Lease. If Tenant shall hold-over or retain possession of the Demised Premises after the expiration or termination of this Lease, Tenant shall pay to Landlord, upon demand, as

liquidated damages, three times the amount of the Base Annual Rent and additional rent in effect on the date of such expiration or termination, prorated for each day that Tenant so holds over or retains possession. The provisions of the foregoing sentence shall in no way be deemed a waiver of any rights or remedies which Landlord may have against Tenant to obtain immediate possession of the Demised Premises, and the demand or acceptance by Landlord of such payment shall not be construed as a consent by Landlord to such holding over. The rights and obligations hereunder and under paragraph 22 shall continue after the termination or expiration of this Lease.

48. Remedies

If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

49. Alterations

Supplementing paragraph 3 hereof, if Tenant desires to make any changes or alterations to the Demised Premises, Tenant shall comply with Landlord's then customary rules and regulations with respect to making of alterations, which, will be provided to Tenant upon request. Landlord's current rules and regulations with respect to the making of alterations are annexed hereto as Exhibit C.

50. Not an Offer

This Lease is submitted by Landlord to Tenant for signature and return with the understanding that there shall be no liability upon the part of Landlord or Tenant and that is shall not bind Landlord or Tenant unless and until it is executed by both Landlord and Tenant and an executed copy delivered to Tenant.

51. Term and Base Annual Rent

(1) The term of this Lease (a) shall commence on the Commencement Date (as defined in subparagraph 51 (3) hereof) and (b) shall end at 11:59 p.m. on July 31, 2008 (herein called the "Expiration Date") or on such earlier date upon which the term of this Lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

(2) The rents shall be and consist of:

(a) base annual rent (herein called "Base Annual Rent") for the Demised Premises at the following rates during the following periods:

(i) ONE HUNDRED AND EIGHTY-SIX THOUSAND FIVE HUNDRED AND EIGHTY-TWO and 00/100 ($186,582.00) DOLLARS per annum during the period commencing on the Commencement Date and ending on July 31, 2005.

(ii) ONE HUNDRED AND NINETY-SEVEN THOUSAND EIGHT HUNDRED AND NINETY and 00/100 ($197,890) DOLLARS per annum during the period commencing on the August 1, 2005, and ending on the Expiration Date.

Base Annual Rent shall be payable in equal monthly installments in; advance on the first day of each and every calendar month during the term of this Leaser except that the first installment of Base Annual Rent (i.e., $15,548.50) shall be paid by Tenant upon the execution and delivery of this Lease; and

(b) Additional rent consisting of Tax Payments (hereinafter defined), Operating Payments (hereinafter defined), charges for electricity provided furnished to Tenant on a submetered basis and all other sums of money as shall become due and payable by Tenant to Landlord hereunder; all to be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord's agent and at such other place, as Landlord shall designate by notice to Tenant.

(3) The "Commencement Date" shall be the earlier to occur of: (i) August 1, 2002, or (ii) the date upon which Tenant is delivered vacant possession of the Demised Premises substantially complete as to Landlord's Work.

Tenant shall, upon the demand of Landlord, execute, acknowledge and deliver to Landlord an instrument in form reasonably satisfactory to Landlord confirming the Commencement Date and Expiration Date of this Lease; provided, however. Tenant's failure to execute acknowledge and deliver such instrument shall not affect in any manner whatsoever the validity of the Commencement Date.

Notwithstanding the above, rent shall be abated for the period between Substantial Completion of Landlord's work in the demised premises and July 31, 2002.

(4) Tenant covenants and agrees to pay Base Annual Rent and additional rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. Unless otherwise instructed by Landlord, Base Annual Rent and additional rent shall be paid by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto.

(5) If the Commencement Date or the Expiration Date occurs on a day other than the first day of a calendar month (in the case of the Commencement Date) or the last day of a calendar month (in the case of the Expiration Date), the Base Annual Rent and additional rent for the partial calendar month in which the Commencement Date or the Expiration

Date, as the case may be, occurs shall be prorated. The Base Annual Rent for any partial calendar month in which the Commencement Date occurs shall be paid on the Commencement Date.

(6) No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Base Annual Rent or additional rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided,

(7) Any apportionments or prorations of Base Annual Rent or additional rent to be made under this Lease shall be computed on the basis of a 360-day year (based on 12 months of 30 days each),

(8) If any of the Base Annual Rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Base Annual Rent and/or additional rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legal permissible, an amount equal to (i) the Base Annual Rent and/or additional rent which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

(9) Additional rent shall be deemed to be rent and Tenant's failure to pay additional rent shall be considered a failure to pay Base Annual Rent hereunder and Landlord shall be entitled to all the rights and remedies provided herein or by law for a default in the payment of additional rent as for a default in the payment of Base Annual Rent (notwithstanding the fact that Tenant may not then also be in default in the payment of Base Annual Rent). Notwithstanding anything to the contrary contained in the immediately preceding sentence, and solely for the purposes of this subparagraph 51 (9), any applicable notice and cure periods set forth herein for Tenant's payment of Base Annual Rent shall be applicable to Tenant's payment of additional rent.

52. Escalations

(1) The terms defined below shall for the purposes of this Lease have the meanings herein specified:

(a) "Base Operating Amount" shall mean the Operating Expenses for the Base Operating Year.

(b) "Base Operating Year" shall mean the calendar year commencing on January 1, 2002.

(c) "Base Tax" shall mean the amount determined by multiplying (i) the amount for which the Building and the land are assessed by the City of New York for purposes of establishing Taxes to be paid by Landlord for the Tax Year commencing on July 1, 2002, and ending on June 30, 2003, as finally determined by (ii) the applicable real property tax rate for the Borough of Manhattan with respect to such Tax Year.

(d) "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this paragraph 52.

(e) "Operating Expenses" shall mean all expenses paid or incurred by Landlord and Landlord's affiliates and/or on their behalf in respect; of the repair, replacement, maintenance, operation and/or security of the Real Property (hereinafter defined) and the services provided tenants therein, including, without; limitation, (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance) of employees of Landlord or Landlord's affiliates and/or the managing agent for the Building (if any), union and benefits of employees of Landlord and Landlord's affiliates and/or the managing agent for the Building (if any) and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security; (ii) payroll taxes, worker's compensation, uniforms, dry cleaning and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air conditioning, chilled and condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of such utilities (except to the extent that such costs are directly reimbursed by tenants other than pursuant to operating expense escalations in any tenant's lease); (iv) the cost of painting and/or decorating all areas of the Real Property, excluding, however, any space contained therein which is demised or to be demised or to be demised to tenant(s); (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Real Property and/or any property on, below or above the Real Property, and the repair, replacement, maintenance, operation and/or security thereof; (vi) the cost all of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Real Property, and any sales and other taxes thereon; (vii) the rental value of the Landlord's Building office utilized by the personnel of either Landlord or Landlord's affiliates, in connection with the repair, replacement, maintenance, operation and/or security thereof, and all Building office expenses, such as telephone, utility, stationary and similar expenses incurred in connection therewith; (viii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal; (ix) the cost of all interior and exterior landscaping and all temporary exhibitions located at or within the

Real Property; (x) the cost of alterations and improvements made or installed after the expiration of the Base Operating Year by reason of the laws and requirements of any public authorities or the requirements of insurance bodies and all tools and equipment related thereto; (xi) the cost of all other alterations, repairs, replacements and/or improvements made or installed after the expiration of the Base Operating Year by Landlord or Landlord's affiliates, at their respective expense, whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, however, that if under generally accepted, accounting principles consistently applied, any of the costs referred to in clause (x) of this clause (xi) are required to be capitalized, then such capitalized costs and, at Landlord's option, any other costs included in Operating Expenses), together with interest thereon at the base rate in effect as of December 31 of the year in which such expenditure is made shall be amortized or depreciated, as the case may be, over a period of time which shall be the shorter of: (a) the useful life of the item in question, as reasonably determined by Landlord; or (b) ten (10) years; provided however that with respect to any capital improvement and/or any machinery or equipment which is made or becomes operational, as the case may be, after the Base Operating Year, and which has the effect of reducing the expenses which otherwise would be included in Operating Expenses, the amount included in Operating Expenses in any Operating Year until such improvements and/or machinery or equipment has been fully amortized or depreciated, as the case may be shall be an amount which is the greater of (x) the amortization or depreciation, as the case may be, of such capital improvement and/or machinery or equipment, which would have been included in Operating Expenses pursuant to the foregoing provisions; or (y) the amount of savings, as reasonably estimated by Landlord, resulting from the installation and operation of such improvement and/or machinery or equipment; (xii) management fees, provided, however, that if Landlord or an affiliate of Landlord is the managing agent of the Building then the annual management fee shall be equal to two and one-half (2-1/2) percent of rents and additional rents payable by those tenants of the Building which are leasing space therein; (xiii) all rents and additional rents (other than Taxes) under Superior Leases; (xiv) costs relating to the elevators and escalators (subject to the provisions of clause (8) of the following sentence), (xv) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional and consulting services incurred in connection with the operation, and management of the Real Property except as hereinafter excluded; (xvi) fees, dues and other contributions paid by or on behalf of Landlord or Landlord's affiliates to civic or other real estate organizations provided same do not exceed the level customarily paid by owners of first-class office buildings in Downtown Manhattan comparable to the Building; and (xvii) all other fees, costs; charges and expenses properly allocable to the repair, replacement, maintenance, operation and/or security or the Real Property, in accordance with then prevailing customs and practices of the real estate industry in the Borough of Manhattan, City of New York, except as specifically set forth below. The term "Operating Expenses", as used and defined under this paragraph 52, shall not, however, include the following items: (1) interest on and amortization of debts (and costs and charges incurred in connection with such financings); (2) the cost of tenant improvements made for tenant(s) of the Building or allowances in lieu thereof; (3) brokerage commissions; (4) sale, financing or refinancing costs; (5) Taxes; (6) salaries,

fringe benefits and other related costs of employment as set forth in clauses (i) and (ii) of the first sentence of the subparagraph 52 (e), for officers, employees and executives above the grade of Building Manager; (7) expense in the nature of interest, fines and penalties assessed against the Building or Landlord due to Landlord's late payment of Taxes or Operating Expenses, except where such interest, fine or penalty shall result from a bona fide dispute between Landlord and a vendor or other creditor, and except, also, to the extent the same was incurred due to an act or omission of Tenant; (8) capital expenditures, other than those which are incurred after the expiration of the Base Operating Year and which (i) are occasioned by the necessity of compliance with Legal Requirements, (ii) are reasonably intended to reduce Operating Expenses, (iii) relate to replacements or alterations or improvements (hereinafter collectively called "replacement or replacements") made in lieu of repairs when such replacement is reasonably necessary in accordance with sound management and operating principles, notwithstanding that the replacement item is of superior quality, design or utility to the item being replaced, or (iv) relate to changes or improvements made to the Building systems (such as the installation of remote-operated security cameras and monitors), which changes or improvements are made to upgrade the Building systems to the then-current standard of other first-class office buildings similar to the Building; (9) costs associated with the operation of the business of the legal entity that constitutes Landlord, as the same are separate and apart from the costs of operation, maintenance, repair and tenant services of the Building; (10) the cost of Landlord's general corporate overhead and general administrative expenses; (11) attorneys fees or accountants or other consultants fees to the extent incurred in connection with (i) the negotiation and preparation of leases in the Building, or (ii) disputes with Tenant or other tenants or occupants of the Building (other than disputes with tenants who are disturbing other tenants in the Building by reason of such tenant's breach of its lease and except as specifically provided in this Lease); (12) any expenditure paid to any corporation; or entity related to or affiliated with Landlord to the extent such expenditure exceeds the amount which would be paid in the absence of such relationship; and (13) costs incurred in connection with the acquisition or sale of air rights or transferable development rights. No item of expense shall be counted more than once either as an inclusion in or an exclusion from Operating Expenses, and any expense which should be allocated, in accordance with generally accepted accounting principles, between the land and the Building, on the one hand, and any other property owned by Landlord or an affiliate of Landlord, on the other hand, shall be properly allocated in accordance therewith.

(f) "Operating Year" shall mean each calendar year in which occurs any part of the term of this Lease following the end of the Base Operating Year.

(g) "Real Property" shall mean, collectively, the Building (together with all personal property located therein and all fixtures, facilities, machinery and equipment used in the operation thereof, including, but not limited to, all cables, fans. pumps, boilers, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment), the Land,

any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances to the Building or the Land or both the Land and the Building.

(h) "Taxes" shall mean (a) all real estate and personal property taxes, vault taxes, assessments and special assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes, business improvement district assessments, special ad valorem levies, and any other governmental charges levied, assessed or imposed upon or with respect to the Real Property, by an federal, state, municipal or other governments or governmental bodies or authorities, and (b) all taxes assessed or imposed with respect to the rentals payable to Landlord other than general income and gross receipts taxes. If at any time during the term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such taxes, assessments, charges and levies now imposed on real estate, there shall be levied, assessed or imposed (x) a tax assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such additional or substitute tax assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof. The term "Taxes" shall, notwithstanding anything to the contrary contained herein, exclude any net income, franchise, succession, transfer, gift, capital stock, mortgage recording or "value added" tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Land or Building, except to the extent that any of the foregoing; are hereafter assessed against owners or lessors of real property in their capacity as such (as opposed to any such taxes which are of general applicability). Taxes shall in no event include any interest or penalties imposed as a result of Landlord's failure to pay any Taxes when due.

(i) "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease, or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(j) "Tenant's Share" shall mean .56 percent and shall be the dividend calculated by using 1,000,904 rsf (the building area) as the denominator and 5,564 rsf (the area of the Demised Premises) as the numerator.

(2) (a) Tenant shall pay as additional rent for each Tax Year a sum (herein called "Tax Payment") equal to Tenant's Share of the amount by which the Taxes for such Tax Year exceed the amount of the Base Tax. Any amount due to Landlord as a result of the preceding sentence shall be due and payable within thirty (30) days after Landlord shall have submitted to Tenant an Escalation Statement with respect thereto, together with copies of paid tax bills. Commencing on July 1, 2003, Tenant shall also make payments to Landlord on account of estimated increases in Taxes towards the following Tax Year upon submission of an Escalation Statement and copies of paid tax bills for the then

current Tax Year. The payments shall be made in advance, as additional rent, in equal monthly installments on the first day of each calendar month during the term hereof. The installments for each calendar month of each Tax Year shall be equal to Tenant's Share of the difference between (x) the Taxes for the current Tax Year minus (y) the amount of the Base Tax, divided into twelve (12) equal installments. Thus, for example, if the amount of the Base Tax is $4.00 per rentable square foot and the Taxes for the Tax Year commencing on July 1, 2003 are $4.12 per rentable square foot:

(i) Pursuant to the first sentence of this paragraph 52 (2), Tenant will make payment of $0.12 per rentable square foot (or two or more equal payments aggregating $0.12 per rentable square foot if Landlord pays Taxes in two or more equal installments) to Landlord in respect of the Tax Year commencing on July 1, 2003 within thirty (30) days after submission to Tenant of an Escalation Statement and copies of paid tax bills for such Tax Year; an

(ii) Pursuant to the third through fifth sentences of this paragraph 52 (2), commencing on July 1, 2003, Tenant will make estimated monthly payments of $0.01 per rentable square foot to Landlord in respect of the Tax Year commencing on July 1, 2003. In the event the total amount paid by Tenant for any Tax Year shall be less than the actual amount due from Tenant based on the actual tax bills paid by, for or on behalf of Landlord, Tenant will pay to Landlord in a lump sum that amount by which the actual amount due from Tenant exceeds the total amount of Tenant's monthly payment within 30 days from the date Landlord presents such bills to Tenant. If the total amount of monthly payments paid by Tenant exceeds the actual amount due from Tenant based on the actual tax bills, then Landlord shall credit the amount of such excess against the next installment of Base Annual Rent or additional rent due under this Lease, provided that if Tenant is in default hereunder at such time (after notice and the expiration of any applicable cure periods), Tenant shall not receive such credit until such time as such default has been cured by Tenant.

(b) Tenant shall pay to Landlord upon demand, as additional rent, Tenant's Share of any expenses incurred by Landlord (including, without limitation appraisal, accounting, consulting and legal fees and disbursements) in contesting Taxes or the assessed valuation of all or any part of the Land and/or the Building or in seeking or collecting any refund of Taxes or in filing for the benefits and/or complying with the terms of any programs providing for a tax abatement, refund or reduction, including, without limitation, the Industrial and Commercial Incentive Program provided for in Title 2-D of Article 4 of the New York Real Property Tax Law (the foregoing expenses being herein collectively called "Tax Reduction Expenses").

(c) If Landlord shall receive a refund of Taxes (herein called a "Tax Refund" for any Tax Year (whether in the form of a refund or a credit), Landlord shall permit Tenant to credit against subsequent payments under this paragraph 52 Tenant's Share of the Tax Refund, after deducting from the Tax Refund all Tax Reduction Expenses incurred by Landlord in obtaining such Tax Refund which have not previously been

recovered by Landlord, but not to exceed Tenant's Tax Payment paid for such Tax Year. Notwithstanding anything to the contrary contained in this Lease, in the event that Landlord receives any refund or abatement of Taxes pursuant to (x) Title 4 of Article 4 of the New York Real Property Tax Law (the "Lower Manhattan Plan") or (y) another tax benefit program for which Landlord or the Building or the Land may be eligible and under which Landlord is prohibited from paying all or any portion of such refund or abatement to Tenant and/or Landlord is required to pay all or any portion of such refund or abatement to specified tenant(s) or occupant(s) of the Building, then, in such event, (i) Tenant shall not be entitled to any payment or credit under this Lese in connection with such refund or abatement (unless Tenant is otherwise entitled to such payment or credit pursuant to a certificate of abatement issued pursuant to the Lower Manhattan Plan or a similar certificate or document issued pursuant to such other program establishing Tenant's entitlement to a portion of such refund or abatement), and (ii) for purposes of computing Tenant's Tax Payment, there shall not be deducted from Taxes all or any portion of such refund or abatement.

(d) Nothing contained in this Lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation and, in the event that Landlord shall bring any such application or proceeding, Landlord shall have the right to settle same on such terms as Landlord shall, in its sole discretion, deem proper. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or assessed valuation or otherwise challenging the determination thereof.

(e) The benefit of any discount for the early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes due the Landlord.

(f) If the Taxes comprising the Base Tax are reduced as a result of a certiorari proceeding or otherwise, the Taxes as so reduced shall, for all purposes be deemed to be the Base Tax and Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this paragraph 52, and Tenant shall pay the amount of the deficiency within twenty (20) days after demand therefore.

(g) If the real estate tax fiscal year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this paragraph 52.

(h) Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

(3) (a) For each Operating Year, subsequent to the Base Operating Year, any part of which shall occur during the term of this Lease, Tenant shall pay an amount (herein called "Operating Payment") equal to the sum of Tenant's Share of the amount by which the Operating Expenses for such Operating Year exceed the Operating Expenses for the Base Operating Year.

(b) Intentionally Omitted.

(c) Landlord may furnish to Tenant, prior to the commencement of each Operating Year a written statement setting forth in reasonable detail Landlord's reasonable estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during the Operating Year in which the Operating Payment will be due an amount equal to one-twelfth (1/12) of Landlord's reasonable estimate of the Operating Payment for such Operating Year. If, however, Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this paragraph 53 in respect of the last month of the preceding Operating Year; (ii) after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made for the Operating Year in which the Operating Payment will be due in accordance with such estimate, and (a) if there shall be a deficiency. Tenant shall pay the amount thereof within ten (10) days after demand thereof, or (b) if there shall have been an overpayment, Landlord shall within thirty (30) days of such notice refund to Tenant the amount thereof; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord's reasonable estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded or credited as the case may be substantially in the same manner as provided in the preceding sentence.

(d) Landlord shall furnish to Tenant an Escalation Statement for each Operating Year (and shall endeavor to do so within one hundred eighty (180) days after the end of each Operating Year). Such statement shall set forth in reasonable detail the Operating Expenses for such Operating Year. If the Escalation Statement shall show that the sums paid by Tenant, if any, under subparagraph 52 (3) (c) exceeded the Operating Payment to be paid by Tenant for the Operating Year for which such Escalation

Statement is furnished, Landlord shall refund to Tenant the amount of such excess; and if the Escalation Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within ten (10) days after demand therefor.

(e) Tenant, upon reasonable notice given within one hundred twenty (120) days of the receipt of such Escalation Statement, may elect to have Tenant's designated (in such notice) Certified Public Accountant (who may be an employee of Tenant) examine such of Landlord's books and records (collectively "Records") as are directly relevant to the Escalation Statement in question, together with reasonable supporting date therefor. In making such examination, Tenant agrees, and shall cause its designated Certified Public Accountant to agree, to keep confidential (i) any and all information contained in such Records and (ii) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination; and Tenant will confirm and cause its Certified Public Accountant to confirm such agreement in a separate written agreement, if requested by Landlord. If Tenant shall not give such notice within such one hundred twenty (120) day period, then the Escalation Statement as furnished by Landlord shall be conclusive and binding upon Tenant. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall continue to pay all sums as determined to be due in the first instance by such Escalation Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made reasonably promptly by Landlord to Tenant if required thereby.

(4) (a) In any case provided in this paragraph 52 in which Tenant is entitled to a refund. Landlord may, in lieu of allowing such refund credit against the next due installments of Base Annual Rent and additional rent any amounts to which Tenant shall be entitled. Nothing in this paragraph 52 shall be construed so as to result in a decrease in the Base Annual Rent hereunder. If this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default hereunder beyond any applicable notice and grace periods) Landlord shall refund to Tenant the unapplied balance of such credit within thirty (30) days after such credit becomes due.

(b) The expiration or termination of this Lease during any Tax Year or Operating Year (for any part or all of which there is a Tax Payment or Operating Payment under this paragraph 52) shall not affect the rights or obligations of the parties hereto respecting such payment and any Escalation Statement relating to such payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Escalation Statement shall be payable within twenty (20) days after such statement or bill is sent to Tenant.

(c) The parties agree that the computations under this paragraph 52 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for Taxes and other costs and expenses paid by Landlord with respect to the Real Property.

(5) In the event the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or the date of the expiration of other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then in such event in applying the provisions of this paragraph 52 with respect to any Tax Year or Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this paragraph 52 taking into consideration the portion of such Tax Year or Operating Year which shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

(6) Landlord's failure to render or delay in rendering an Escalation Statement with respect to any Tax Year or Operating Year or any component of an Operating Payment or any installment of a Tax Payment shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year or subsequent component of an Operating Payment or subsequent installment of a Tax Payment, nor shall the rendering of an Escalation Statement for any Tax Year or Operating Year prejudice Landlord's right to thereafter render a corrected Escalation Statement for such Tax Year or Operating Year.

53. Addendum to Paragraph 17

This Lease and the term and estate hereby granted are subject to the following further limitation. Whenever Tenant shall default in the payment of any installment of Base Annual Rent, or in the payment of any additional rent or any other charge payable by Tenant to Owner, on any day upon which the same ought to be paid, and such default shall continue for ten (10) days after Owner shall have given Tenant notice specifying such default, then in any such case Owner may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) day notice period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were set forth herein for the expiration of the term hereof, but Tenant shall remain liable for damages as provided in paragraphs.

54. Subordination

(a) Supplementing paragraph 7 hereof, in the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease, whose name and address shall previously have been furnished to Tenant in writing and (ii) unless such act or omission shall be one that is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period for remedying such

act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided that such holder or lessor shall give Tenant written notice of its intention to remedy such act or omission and shall, with due diligence, commence and continue to do so.

(b) If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of the party so succeeding to Landlord's rights (herein sometimes called the successor landlord) and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that the successor landlord shall not:

(i) be liable for any previous act or omission of Landlord under this Lease;

(ii) be subject to any offset, not expressly provided for in this Lease, that shall have theretofore accrued to Tenant against Landlord; or

(iii) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more; than one month's Base Annual Rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through, or by reason of which, the successor landlord shall have succeeded to the rights of Landlord under this Lease.

55. Demised Premises Electricity

(a) (1) Tenant's consumption of electrical energy in the Demised Premises shall be measured by sub-meter(s) installed or to be installed by Owner at Tenant's cost and expense. The cost of electricity utilized by Tenant shall be paid for by Tenant to Owner as additional rent and shall be calculated at the then applicable rate (including demand and consumption charges) prescribed by the utility company serving the Demised Premises for sub-metered electrical energy, plus five (5.0%) percent of the amount charged Tenant for electricity consumed as determined by such submeter as reimbursement to Owner for overhead, supervision and all costs incurred by Owner for reading the submeter or submeters, whether such reading is done by an independent electrical engineer or electrical consulting firm or by an employee hired by Owner for such purposes. If any tax shall be imposed upon Owner's receipts from the sale or resale

of electrical energy to Tenant, the pro rata share applicable to the electrical energy service received Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law. Owner shall bill Tenant monthly for the cost of consumption of electricity in the Demised Premises and Tenant shall pay the amount thereof at the later of the time of payment of each installment of Rent or ten (10) days after receipt of Owner's bill therefor. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

(2) If more than one (1) submeter shall be installed to measure Tenant's consumption, conjunctive readings (a total of demand and consumption readings of such meters) shall be employed. With respect to any period when any such sub-meter is not in good working order, Tenant shall pay Owner for electricity consumed in the portion of the Demised Premises applicable to such sub-meter at the rate paid by Tenant to Owner during the most recent comparable period when such sub-meter was in good working order. Tenant shall take good care of such sub-meter and all sub-metering installation equipment, at Tenant's sole cost and expense, and make all repairs thereto as and when necessary to insure that any such sub-meter is, at all times during the Demised Term, in good working order. Tenant shall also pay to Owner, from time to time, upon demand, a sum equal to all reasonable costs and expenses actually incurred by Owner for reading the sub-meter or sub-meters, whether such reading is done by an independent electrical engineer or electrical consulting firm or by an employee hired by Owner for such purposes.

(b) Upon the written request of Tenant, or, if in Landlord's sole discretion, the existing feeders or risers supplying the Demised Premises are inadequate for Tenant's usage, then additional feeders or risers to supply Tenant's electrical; requirements shall be installed by Landlord along with any other equipment Landlord deems necessary, all at Tenant's sole expense, provided such installation will not cause damage to the Building or Demised Premises, cause a dangerous condition, entail unreasonable alterations, repairs or expense, or interfere with other tenants. As a condition to Landlord's installation of additional feeders, risers or other electrical equipment serving the Demised Premises, Landlord and Tenant shall first agree upon an increase in the Base Annual Rent, which increase shall reflect the value to Tenant of the additional service being supplied by Landlord. If Landlord and Tenant cannot agree thereon, such increase shall be finally determined by a professional electric rate consultant selected by Landlord, who shall certify such determination in writing to Landlord and Tenant. The Base Annual Rent shall be increased for the remainder of the term of this Lease in an amount equal to the value of such additional service as so agreed or determined, such increase, however, to be retroactive to the date of the first availability to Tenant of such additional service.

(c) If Landlord at any time elects to discontinue furnishing electrical service, or is for any reason unable to continue furnishing electrical service to Tenant, this paragraph 55 and all the terms and conditions hereof shall cease and terminate without any liability by either party to the other for such service after the date of such termination. Landlord agrees to give not less than 30 days advance notice of any discontinuance to Tenant. In the event of such discontinuance, Landlord shall permit Tenant to receive such service directly from a public utility company and to permit its existing wires, feeders, risers and facilities servicing the Demised Premises to be used by Tenant. Tenant hereby agrees that any and all charges made by such public utility company to Tenant for providing and installing electrical service to the Demised Premises, including, but not limited to, the installation of meters, shall be borne by Tenant.

56. Notices

(a) Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this Lease or pursuant to any applicable law or requirement of public authority (collectively, "notices") shall be in wiling (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if sent by overnight delivery by a nationally recognized overnight courier service (such as Federal Express) providing for receipted delivery or by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United Stales, addressed to the other party as follows:

If to Landlord:

59 Maiden Lane Associates, LLC,
c/o AmTrust Realty Corp.
250 Broadway
New York, New York 10007
Attention: Mr. Nathan Aber

and if to Tenant as follows:

AmTrust Financial Services, Inc.
59 Maiden Lane
New York, New York 10038
Attention: Mr. Barry Zyskind

and shall be deemed to have been given, rendered or made (x) one Business Day following the date sent if sent by nationally recognized overnight courier service (e.g., Federal Express), or (y) two (2) Business Days following the day so mailed if mailed by certified or registered mail, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made three (3) Business Days after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Notwithstanding the foregoing,

with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or during a postal strike notices may be hand delivered to a party at the address to which notices to that party are to be sent provided that the same notice also sent in the manner set forth above.

(b) Notices hereunder from Landlord may be given by: Landlord's managing agent, if one exists, or by Landlord's attorney. Notices hereunder from Tenant may be given by Tenant's attorney.

(c) In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in subparagraphs 56 (a) and (b) hereof.

57. Miscellaneous

(a) If any of the provisions of this Lease or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(b) This Lease shall be governed in all respects by the laws of the State of New York.

(c) If, in connection with obtaining financing for the Building, a bank, insurance company or other lending institution shall request reasonable modifications in this Lease as a condition to such financing. Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

(d) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease (if any) at any time when Tenant is in default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease.

(e) Tenant shall not place or permit to be placed any vending machines in the Demised Premises, except with the prior written consent of Landlord in each instance, provided Tenant may install such vending machines if the use thereof is confined to Tenant's employees.

(f) Neither Tenant nor any corporation or other entity controlling, controlled by or under common control with Tenant shall occupy any space in the Building (by assignment, sublease or otherwise) other than the Demised Premises except with the prior written consent of Landlord in each instance.

(g) The paragraph headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this Lease.

(h) The Exhibits and Riders annexed to this Lease shall be deemed part of this Lease with the same force and effect as if such Exhibits and Riders were numbered Articles of this Lease.

(i) If the rent hereunder shall commence on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated.

(j) The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Demised Premises, or to the use or occupancy thereof by others.

58. Labor Regulations

Tenant covenants and agrees that prior to and throughout the term, it shall not take any action which would violate Landlord's union contracts, if any, affecting the Building, nor create any work stoppage, picketing, labor disruption or disputed any interference with the business of Landlord or any other tenant or occupant in the Building or with the rights and privileges of any person(s) lawfully in said Building. Any default by Tenant under this Article shall be deemed a material default entitling Landlord to exercise any or all of the remedies provided in this Lease.

59. Cleaning

In the event Landlord shall furnish cleaning service to the Demised Premises pursuant to the provisions of subparagraph (d) of paragraph 29 of the printed portion of this Lease, Tenant covenants and agrees that Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant ; as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

60. Lower Manhattan Plan

(a) (1) For purposes of this Article 61, unless otherwise defined in this Lease, all terms used herein shall have the meanings ascribed to them in Title 4 of Article 4 of the New York Real Property Tax Law (herein called the "Lower Manhattan Plan").

(2) For purposes of the Lower Manhattan Plan, Tenant's Percentage Share shall mean Tenant's Share (i.e. 0.56%).

(b) (1) For so long as Tenant continues to be eligible for the real estate tax abatement benefits of the Lower Manhattan Plan (herein called the "LMP Abatement Benefits") with respect to the Premises, Landlord agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the Premises and to Landlord (in connection with Tenant's eligibility for the LMP Abatement Benefits); *provided, however*, that Tenant shall promptly pay to Landlord, as Additional Charges hereunder, Tenant's Share of the amount of any reasonable out-of-pocket costs incurred by Landlord in connection with such compliance, including, without limitation, the amount of any administrative charges or fees imposed by the New York City Department of Finance (herein called the "Department" or "DOF") in connection with such compliance.

(2) (x) Tenant agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the Premises; and (y) Tenant hereby agrees that is shall retain the firm of Podell (as defined in Article 37 hereof) in connection with its application for LMP Abatement Benefits and Tenant shall promptly furnish Podell with all required information and documentation requested of Tenant in connection with such application and if Tenant retains counsel in addition to Podell in connection with such application for LMP Abatement Benefits, Podell and such other counsel shall cooperate, at Tenant's sole cost and expense, with each other's reasonable requests in connection with such application. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and Superior Mortgagees and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims together with all costs, expenses and liabilities, arising from or in connection with Tenant's failure to comply with its obligations set forth .in this subparagraph 61 (b) (2).

(c) (1) In accordance with the Lower Manhattan Plan, and not withstanding anything to the contrary contained in this Lease, Landlord agrees to allow Tenant a credit against the Fixed Rent and the recurring Additional Charges (including Tax Payments) payable by Tenant hereunder in an amount that, in the aggregate, equals the full amount of any abatement of real estate taxes granted for the Premises pursuant to the Lower Manhattan Plan and actually received by Landlord (whether by actual payment to Landlord or by reduction in amounts that would otherwise be payable by Landlord) (herein called the "Actual LMP Benefits") Landlord shall, within thirty (30) day's after its receipt of the Actual LMP Benefits, credit the full amount thereof against the next installment(s) of Fixed Rent and/or Additional Charges becoming due hereunder,

(2) Tenant shall promptly pay to Landlord, as Additional Charges hereunder, the amount of all or any portion of the Actual LMP Benefits that have been credited against Fixed Rent and/or Additional Charges becoming due hereunder, and which are thereafter revoked as a result of Tenant's acts or omissions (including, without limitation,

if such Actual LMP Benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to Article 7 hereof), together with any interest and/or penalties imposed against Landlord in connection with such Actual LMP Benefits.

(d) (1) In accordance with Section 499-C(5) of the Lower Manhattan Plan, Landlord agrees and informs Tenant that the availability of the LMP Abatement Benefits are subject to the following:

(i) an application for abatement of real property taxes pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be made for the Premises by Landlord and Tenant;

(ii) the rent, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to Title 4 of Article 4 of the New York Real Property Tax Law for the Premises;

(iii) at least thirty-five ($35) dollars per square foot must be spent on improvements to the Premises and the common areas; and

(iv) all abatements granted with respect to the Building pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be revoked if, during the Benefit Period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four of section four hundred ninety-nine-f of Title 4 of the New York Real Property Tax Law.

(2) Nothing contained herein (including, without limitation, the provisions of Section 61(d) (1) (iii) hereon, shall be construed to impose any obligation on Landlord to perform, or (except as provided in the next sentence) to incur any cost for, any improvements to the Premises and/or the common areas to establish Tenant's eligibility for the LMP Abatement Benefits. Landlord hereby acknowledges and agrees that Tenant may apply all or any portion of the Work A11owance toward satisfying the requirement of the Lower Manhattan Plan that at least thirty-five ($35) dollars per square foot be spent on improvements to the Premises and the common areas.

(e) Landlord covenants and agrees that (i) Landlord sha11 timely pay all real estate taxes, water and sewer charges and other lienable charges that become due and payable during the period for which Tenant is entitled to receive the LMP Abatement Benefits and (ii) there shall be no real estate taxes, water and sewer charges or other lienable charges due and owing with respect to the Land or the Building on the date the Abatement Application (as hereinafter defined) is filed with the Department, unless such real property taxes or charges are being paid in timely insta11ments pursuant to a written agreement with the Department or other appropriate agency.

(f) (1) Landlord, upon not less than thirty (30) days (or such shorter period as may be reasonably required) advance written notice from Tenant, agrees to cooperate

with Tenant to execute, deliver and file, together with the Abatement Application (as hereinafter defined), the affidavit required by Section 499-C(7) of the Lower Manhattan Plan.

(2) Landlord, upon not less than thirty (30) days (or such shorter period as may be reasonably required) advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, within sixty (60) days after the Commencement Date, an application (the "Abatement Application") for a certificate of abatement in accordance with Section 499-D of the Lower Manhattan Plan. Landlord further agrees to provide all other information required by the Department pursuant to Section 499-D of the Lower Manhattan Plan and to otherwise comply with the provisions of said Section 499-D.

(3) For so long as Tenant continues to be eligible for the LMP Abatement Benefits with respect to the Premises, Landlord, upon not less than thirty (30) days (or such shorter period as may be reasonably required) advance written notice from Tenant, agrees to cooperate with Tenant to annually execute, deliver and file a certificate of continuing eligibility in accordance with Section 499-F of the Lower Manhattan Plan.

(4) Tenant sha1l promptly pay to Landlord, as Additional Charges hereunder, Tenant's Share of the amount of any out-of-pocket costs incurred by Landlord in connection with the performance of Landlord's obligations pursuant to this Section 61(f), including, without limitation, the actual amount of any administrative charges or fees imposed by the Department in connection with such compliance.

(g) In the event that Landlord shall default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Article 61, this Lease sha1l remain unaffected thereby and sha1l continue in fun force and effect, and Landlord's liability for such default, if any, shall be limited to the payment of damages which sha1l in no event exceed the aggregate amount of the LMP Abatement Benefits with respect to the Premises to which Tenant would have been entitled but for such default.

(h) Notwithstanding anything contained in this Article 61, Landlord makes no representation or warranty as to the amount, if any, of Actual LMP Benefits that will be received by Landlord.

61. Commercial Revitalization Plan

(a) Tenant informs Landlord and Landlord acknowledges that Tenant may apply for the benefits ("CRP Benefits") accorded under the New York City Department of Finance Property Division Commercial Revitalization Plan (the "CRP"), including, but not limited to, both the rent and tax abatements which CRP provides (including the Commercial Rent Tax).

(b) Tenant agrees to retain Podell in connection with its application for CRP Benefits, and Landlord shall promptly furnish Podell with all required information and documentation requested of Landlord in connection with such application. Landlord acknowledges that Tenant has informed Landlord that in order for Tenant to be eligible to receive CRP Benefits, a CRP application must be filed within sixty (60) days from the date hereof. Accordingly, Landlord agrees to cooperate with Tenant to execute and deliver to Podell, within the aforesaid sixty (60) days period a CRP application (provided such application shall be truthful and the request is made within a sufficient period of time to allow Landlord to compile any required information) and will join Tenant as the applicant on the CRP application if so requested provided that Landlord shall not be required to incur any cost or expense in connection with any such cooperation.

(c) Tenant hereby informs Landlord that CRP requires that the Lease state the following:

(1) an application for abatement of real property taxes pursuant to CRP may be made for the Premises by Tenant;

(2) the rent, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to CRP;

(3) at least thirty-five ($35) dollars per square foot shall be spent on improvements to the Premises and common areas;

(4) all abatements with respect to the Premises granted under CRP will be revoked if, during the benefit period, real property taxes, water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in the relevant law; and

(5) the Lease does not provide an option to terminate prior to the initial Lease term except as provided for under applicable law.

(d) For so long as Tenant continues to be eligible for CRP Benefits with respect to the Premises, Landlord, upon not less than thirty (30) days (or such shorter period as may be reasonably required) advance written notice from Tenant, agrees to cooperate with Tenant, at no cost or expense to Landlord, to annually execute, deliver and file any requisite certificates of continuing eligibility.

(e) For so long as Landlord and Tenant continue to be eligible for CRP Benefits with respect to the Premises, Landlord and Tenant each agree to comply with the provisions and requirements of the CRP and the rules promulgated thereunder as the same relate to the Premises and to each party provided that Landlord shall not be required to incur any expense in connection therewith. Tenant shall promptly pay to Landlord, as Additional Charges hereunder, the full amount of any out-of-pocket costs incurred by Landlord in connection with such compliance, including without limitation, the amount of any

administrative charges or fees imposed by the Department in connection with such compliance.

(f) If Landlord directly receives any benefits to which Tenant may be entitled pursuant to CRP with respect to the Premises, then Landlord shall promptly pay such amount to Tenant, or credit such amount against Fixed Rent and/or Additional Charges becoming due hereunder.

(g) Nothing contained herein shall be construed to impose any obligation on Landlord to perform, or (except as provided in the next sentence) to incur any cost for any improvements to the Premises and/or the common areas to establish Tenant's eligibility for the CRP Benefits. Landlord hereby acknowledges and agrees that Tenant may apply all or any portion of the work Allowance toward satisfying the requirement of CRP that at least thirty-five ($35) dollars per square foot be spent on improvements to the Premises and common areas. Further Landlord shall cooperate with Tenant in order to enable Podell to include Alterations in or to the Premises or the Building in the CRP Application, also toward satisfying the thirty-five ($35) dollars per square foot to be spent on improvements requirement. All costs relating to Tenant's initial construction and improvements to the Premises may be allocated to and included in the CRP application.

(h) Neither Landlord nor Tenant makes any representation to the other that Tenant will qualify for CRP Benefits, or that CRP Benefits shall be received in whole or in part.

62. New Incentive Program

(a) If Tenant is entitled to the benefits of any new program enacted by any governmental authority in connection with the destruction of the World Trade Center, New York, New York, on September 11, 2001 ("New Tenant Program"), and such New Tenant Program does not adversely affect Landlord, and Tenant provides Landlord with reasonable prior written notice thereof, then Landlord agrees to cooperate, at no cost or expense to Landlord, with Tenant's reasonable requests in connection with such New Tenant Program, including without limitation, participating in the filing of any application for such benefits, provided such application shall be truthful and the request is made within a sufficient period of time to allow Landlord to compile any required information. Tenant agrees to pay promptly to Landlord as Additional Charges hereunder, any reasonable costs incurred by Landlord in connection with Landlord's cooperation with such New Tenant Program including, without limitation, the actual amount of any administrative charges or fees imposed by the governmental authority in connection with such compliance. Landlord shall not be responsible if Tenant fails to receive in whole or in part the benefits of such New Tenant Program. Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from or in connection with such New Tenant Program. If Landlord directly receives any benefits to which Tenant may be entitled pursuant to the New Tenant Program with respect to the Premises, then Landlord shall promptly pay

such amount to Tenant, or credit such amount against Fixed Rent and/or Additional Charges becoming due hereunder.

(b) If Landlord is entitled to the benefits of any new program enacted by any governmental authority in connection with the destruction of the World Trade Center, New York, New York on September 11, 2001 ("New Landlord Program"), and such New Landlord Program does not adversely affect Tenant, and Landlord provides Tenant with reasonable prior written notice thereof, then Tenant agrees to cooperate, at no cost or expense to Tenant, with Landlord's reasonable requests in connection with such New Landlord Program, including without limitation, participating in the filing of any application for such benefits, provided such application shall be truthful and the request is made within a sufficient period of time to allow Tenant to compile any required information. Landlord agrees to pay promptly to Tenant, any reasonable costs incurred by Tenant in connection with Tenant's cooperation, with such New Landlord Program including without limitation, the actual amount of any administrative charges or fees imposed by the governmental authority in connection with such compliance. Tenant shall not be responsible if Landlord fails to receive in whole or in part the benefits of such New Landlord Program. Landlord hereby agrees that it shall indemnify and hold harmless Tenant and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from or in connection with such New Landlord Program. If Tenant directly receives any benefits to which Landlord may be entitled pursuant to the New Landlord Program, then Tenant shall promptly pay such amount to Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written:

LANDLORD:

59 MAIDEN LANE ASSOCIATES, LLC

By: ______________________
Name: Nathan Aber
Title: Manager

TENANT:

AMTRUST FINANCIAL SERVICES, INC.

By: ______________________
Name: Barry Zyskind
Title: President